Exhibit 99.1

Investor Relations (303) 691-4350 Investor@aimco.com Elizabeth Coalson Vice President, Investor Relations (303) 691-4327
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
ANNOUNCES AT-THE-MARKET OFFERING PROGRAM
DENVER, COLORADO May 24, 2010
Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) today announced that it has created an At-The-Market (“ATM”) offering program through which it could sell up to seven million shares of its Class A Common Stock.
The shares would be offered through KeyBanc Capital Markets, BofA Merrill Lynch, and Wells Fargo Securities, who will be acting as sales agents.
“We are fortunate to have no immediate need to sell common shares, as our capital recycling program of selling non-core assets, together with cash flow from operations, continues to fund the cash requirements of our redevelopment and capital expenditure programs, as well as our planned delevering,” said Terry Considine, Aimco’s Chairman and Chief Executive Officer. “Putting in place the ATM, however, gives us flexibility to access quickly the equity markets to raise capital should there be, for example, an opportunity to fund additional accretive investments.”
The ATM program allows Aimco to sell up to seven million shares from time to time through the sales agents. The sales, if any, would be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including privately negotiated transactions.
Aimco has filed a shelf registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering of Aimco’s Class A Common Stock to which this communication relates. Before you invest, you should read the prospectus, including the related prospectus supplement, in that registration statement and other documents Aimco has filed with the SEC for more complete information about Aimco and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Aimco or any of the sales agents participating in the offering will arrange to send you the prospectus, including the related prospectus supplement, if you request it by calling KeyBanc Capital Markets toll-free at (800) 859-1783, BofA Merrill Lynch toll-free at (866) 500-5408 or Wells Fargo Securities toll-free at (800) 326-5897.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of Aimco’s Class A Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Aimco is a real estate investment trust that is focused on the ownership and management of apartment communities located in the 20 largest markets in the United States with average rents that are 100% – 125% of local market average rents. Aimco seeks to upgrade regularly the quality of its portfolio through the sale of its lowest rated communities and by reinvestment within its 20 target markets through redevelopment and acquisitions. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.